EXHIBIT (p)(iii)

BROADVIEW ADVISORS, LLC

Amended and Restated Code of Ethics

Effective as of November 14, 2007

I.	DEFINITIONS

A.	“Act” means the Investment Company Act of 1940, as amended.

B.	“Access person” means any director, officer or advisory person of the Adviser.

C.	“Adviser” means Broadview Advisors, LLC.

D.	“Advisory Client” means any client (including both investment companies and managed accounts) for which the Adviser (i) serves as investment adviser or sub-adviser, (ii) renders investment advice, or (iii) makes investment decisions.

E.	“Advisory person” means: (i) any employee of the Adviser (or of any company in a control relationship to the Adviser); and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to any Advisory Client with regard to the purchase or sale of a security by the Advisory Client.

F.	“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

G.	A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

H.	“Beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires. Although the following is not an exhaustive list, a person generally would be regarded to be the beneficial owner of the following:

(i)	securities held in the person’s own name;

(ii)	securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;

(iii)	securities held by a bank or broker as a nominee or custodian on such persons’ behalf or pledged as collateral for a loan;

(iv)	securities held by members of the person’s immediate family sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships);

(v)	securities held by a relative not residing in the person’s home if the person is a custodian, guardian, or otherwise has controlling influence over the purchase, sale, or voting of such securities;

(vi)	securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person’s immediate family);

(vii)	securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

(viii)	securities held by a general partnership or limited partnership in which the person is a general partner; and

(ix)	securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

I.	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

J.	“Chief Compliance Officer” means the individual with compliance responsibilities as designated as such by the Board of Directors of the Adviser. Currently, the Chief Compliance Officer is Owen L. Hill.

K.	“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.

L.	“Security” shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of registered open-end investment companies (mutual funds and variable annuities) other than investment companies that are Advisory Clients and exchange-traded funds (ETFs), securities issued as direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, and various money market instruments (e.g., conventional repurchase agreements, U.S. government agency obligations, obligations issued or guaranteed by foreign governments) maturing within 397 calendar days from the date of purchase.

II.	GENERAL FIDUCIARY PRINCIPLES

        In addition to the specific principles enunciated in this Amended and Restated Code of Ethics (the “Code of Ethics”), all access persons shall be governed by the following general fiduciary principles:

A.	The duty at all times to place the interests of the clients above all others;

B.	The requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

C.	The fundamental standard that no access person should take inappropriate advantage of their position with the Adviser.

III.	EXEMPTED TRANSACTIONS

        The prohibitions of Section IV, the preclearance provisions of Section V, and the reporting obligations of Section VI of this Code of Ethics shall not apply to:

A.	Purchases or sales of securities effected in any account over which the access person has no direct or indirect influence or control; and

B.	Purchases or sales of securities which are part of an automatic investment plan. However, any transactions that override the pre-set schedule or allocation of such plan must be included in the “Quarterly Securities Transactions Report.”

IV.	PROHIBITED ACTIVITIES

A.	No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason or such transaction acquires, any direct or indirect beneficial ownership other than:

(1)	shares of registered open-end investment companies (mutual funds, variable annuities and certain exchange-traded funds);

(2)	shares and other interests in exchange-traded funds;

(3)	options on broadly-based securities indices;

(4)	interests in Chataqua Partners, LLC or any other collective investment vehicle managed by the Adviser, as well as other private placement securities;

(5)	the sale of securities beneficially owned by the access person prior to such access person’s commencement of employment at the Adviser;

(6)	securities which are not eligible for purchase or sale by Advisory Client accounts;

(7)	the purchase or sale of securities which are non-volitional on the part of the access person; and

(8)	the purchase of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and the sale of any such rights acquired.

The Chief Compliance Officer or his or her designee may grant an exception to the foregoing prohibitions in appropriate circumstances, such as no market impact or no conflict with the interests of an Advisory Client. The foregoing prohibitions shall not apply to spouses of access persons.

B.	No access person shall receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Adviser on behalf of any Advisory Client.

C.	No access person shall serve on the board of directors of a publicly traded company without prior authorization from the Chief Compliance Officer based upon a determination that the board service would not be inconsistent with the interests of the Adviser and its clients. In the event the board service is authorized, access persons serving as directors must be isolated from those making investment decisions regarding that security through a “Chinese wall.”

V.	PRECLEARANCE

        Advance clearance is required for all personal securities transactions. A form provided for advance clearance is attached hereto as Appendix 5. Clearance requests should be submitted in writing to the Chief Compliance Officer who may approve or disapprove such transactions on the grounds of compliance with this Code of Ethics or otherwise. Approval shall only be given when the person giving it has determined that the intended transaction does not fall within any of the prohibitions of this Code.

VI.	REPORTING

A.	Except for the transactions set forth in Section III, all securities transactions in which an access person has a direct or indirect beneficial ownership interest will be monitored by the Chief Compliance Officer.

B.	Every person covered by this Code of Ethics will review it and complete the “Acknowledgment of Receipt of Code of Ethics” (see Appendix 1).

C.	Every person covered by this Code of Ethics will also complete an “Annual Certification of Compliance with the Code of Ethics” (see Appendix 2).

D.	Every access person shall deliver to the Chief Compliance Officer a “Securities Holdings Report” (see Appendix 3) containing all personal securities holdings: (i) within ten (10) days of such person’s commencement of employment (which information must be current as of a date no more than 45 days prior to the date a person becomes an access person), and (ii) in an annual report which reflects such person’s securities holdings as of December 31st. Such annual report must be received by the Chief Compliance Officer no later than January 31st of each year.

E.	Every access person shall deliver a “Quarterly Securities Transactions Report” (see Appendix 4) to the Chief Compliance Officer, containing the information described in Section VI(F) of this Code of Ethics, even if such access person has no personal securities transactions to report for the reporting period, not later than thirty (30) days after the end of each calendar quarter.

F.	Every transaction must be “pre-cleared” by the Chief Compliance Officer or his/her designee pursuant to Section V. Every access person shall report to the Chief Compliance Officer the information described below with respect to the transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security. Every report shall contain the following information:

(1)	The date of the transaction, the title, the interest rate and maturity date (if applicable), and the number of shares, and the principal amount of each security involved;

(2)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(3)	The price of the security at which the transaction was effected; and

(4)	The name of the broker, dealer or bank with or through whom the transaction was effected.

The determination date for timely compliance with this Section VI(F) is the date the report is received by the Chief Compliance Officer, which date must be recorded on the report.

G.	Any report filed pursuant to this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

H.	The Chief Compliance Officer shall review all reports required to be submitted pursuant to this Section V to determine compliance with the personal trading restrictions in this Code of Ethics. The Chief Compliance Officer’s personal securities transactions shall be submitted to and reviewed by one of the members of the Adviser.

VII.	COMPLIANCE WITH THE CODE OF ETHICS

A.	The Chief Compliance Officer shall maintain a list of all access persons and shall notify all access persons of their reporting obligations under this Code of Ethics.

B.	All access persons shall certify annually that:

(1)	They have read and understand the Code of Ethics and recognize that they are subject thereto; and

(2)	They have complied with the requirements of the Code of Ethics and disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

C.	The Chief Compliance Officer shall prepare a quarterly report to the Adviser’s managing members and the Board of Directors of the FMI Funds, Inc. which shall:

(1)	Summarize existing procedures concerning personal investing, if necessary;

(2)	Identify any violations requiring remedial action during the past quarter; and

(3)	Identify any recommended changes in existing restrictions or procedures based upon the Adviser’s experience under its Code of Ethics, evolving industry practices, or developments in laws or regulations.

D.	The quarterly reports shall be summarized in an annual report to the Board of Directors of FMI Funds, Inc. and to the board of directors of any other investment company that is an Advisory Client, and shall include a certification from the Adviser stating that it has adopted procedures reasonably necessary to prevent its access persons from violating this Code of Ethics.

VIII.	CONFIDENTIALITY

        No employee shall divulge to any person, government agency, firm or corporation, during the term of employment, or any time thereafter, any business information not then generally available in the public domain, relating to the business or the operations of the Adviser regardless of whether such information was conceived by the employee or by others, including without limitation, the names of any clients of the Adviser, or any business operations or trade secrets which the Adviser imparts to employees or which the access person may conceive. Furthermore, no employee shall, on such person’s own behalf or on behalf of anyone else, directly or indirectly, approach or render service to any existing Advisory Client should such person’s employment be terminated.

IX.	INSIDER INFORMATION

        This Code of Ethics works in conjunction with the Adviser’s Policies and Procedures Concerning the Misuse of Material Non-Public Information (“Insider Trading Policies and Procedures”). Having and using material non-public information concerning public corporations is illegal, whether for an Advisory Client, a personal account, or by passing it on to someone else. If any employee thinks they possess inside information, they should immediately notify the Chief Compliance Officer verbally or in writing. The Chief Compliance Officer will then decide on an appropriate course of action.

X.	SANCTIONS

        Upon discovering a violation of this Code of Ethics, the Chief Compliance Officer and the Adviser’s managing members may impose such sanctions as they deem appropriate, including, among other sanctions, a letter of censure or suspension, or termination of the employment of the violator. The Adviser’s managing members will be promptly informed of any serious violations of this Code of Ethics.

XI.	RECORDKEEPING

A.	The Adviser shall maintain the following books and records relating to this Code of Ethics for the following time periods:

(1)	A record of each report made by the Adviser’s access persons as required by Section VI of this Code of Ethics;

(2)	A copy of the Adviser’s Code of Ethics that is in effect or was in effect at any time during the last five years;

(3)	A record of (i) any violation of the Adviser’s Code of Ethics, and (ii) any action taken as a result of such violation;

(4)	A record of all written acknowledgements confirming receipt of the Adviser’s Code of Ethics or any amendments thereto for each person who is currently, or within the past five years was, an access person of the Adviser;

(5)	A record of the names of persons who are currently, or within the past five years were, access persons of the Adviser; and

(6)	A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access persons for at least five years after the end of the fiscal year in which the approval is granted.

B.	The books and records required under Sections XI(A)(1) and (3) must be preserved for a period of not less than five years from the end of the fiscal year during which the last entry was made on such record, the first two years at the Adviser’s principal place of business and the last three years in an easily accessible place (which may or may not be the Adviser’s principal place of business). The Adviser shall preserve the records required under Sections XI(A)(2), (4), (5) and (6) for the periods indicated thereunder, the first two years at the Adviser’s principal place of business and the last three years in any easily accessible place (which may or may not be the Adviser’s principal place of business).

Appendix 1

ACKNOWLEDGMENT OF RECEIPT OF
AMENDED AND RESTATED CODE OF ETHICS

        I acknowledge that I have received the Amended and Restated Code of Ethics dated as of November 14, 2007 (the “Code of Ethics”) and represent:

1.	In accordance with Section VI of the Code of Ethics, I will report all securities transactions in which I have a beneficial interest, except for transactions exempt from reporting under Section III of the Code of Ethics.

2.	I will comply with the Code of Ethics in all other respects.

Printed Name:	________________________________
Signature:	________________________________
Date:	________________________________

Appendix 2

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE
AMENDED AND RESTATED CODE OF ETHICS

I certify that during the past year:

1.	In accordance with Section VI of the Amended and Restated Code of Ethics (the “Code of Ethics”), I have reported all securities transactions in which I have a beneficial interest except for transactions exempt from reporting under Section III of the Code of Ethics and except to the extent disclosed on an attached schedule.

2.	I have complied with the Code of Ethics in all other respects.

3.	I have read and understand the Code of Ethics and recognize that I am subject to the Code of Ethics.

Printed Name:	________________________________
Signature:	________________________________
Date:	________________________________

Appendix 3

SECURITIES HOLDINGS REPORT

        Reportable securities holdings are all securities holdings of access persons of Broadview Advisors, LLC, regardless of the size of the securities holdings; except that such holdings shall not include shares of registered open-end investment companies (mutual funds and variable annuities) other than investment companies that are advisory clients and exchange-traded funds (ETFs), securities issued as direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, and various money market instruments (e.g. conventional repurchase agreements, U.S. government agency obligations, obligations issued or guaranteed by foreign governments) maturing within 397 calendar days from the date of purchase. In addition, exempt transactions, as described in Section III of the Amended and Restated Code of Ethics, and interests in independently managed retirement plans need not be reported.

        This report must be filed not later than 10 days after the filer becomes an Access Person. This report must also be filed not later than January 31 of each year for the prior year as of December 31. This report must cover all reportable securities in all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-Adviser accounts that you manage or with respect to which you give investment or voting advice.

        I [check one] ______ have ______ have no interests in securities as described above.

        Please describe all reportable securities holdings on the second page of this form. Copies of brokerage statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

        To the best of my knowledge and belief, the answers set out in this Report are true and correct.

Printed Name:	________________________________
Signature:	________________________________
Date:	________________________________

        The undersigned, ___________________, in my capacity as the Adviser’s Chief Compliance Officer (or his/her designee) hereby certify the receipt of this Securities Holdings Report on this ____ day of _____________, 20___.

_____________________________________________ Chief Compliance Officer (or his/her designee)

REPORTABLE SECURITIES HOLDINGS

1.	Title, number of shares and principal amount of each security beneficially held in part or in whole, directly or indirectly, by the Access Person:

2.	Name of broker-dealer, or bank with whom the Access Person maintains an account in which any securities are held for his/her direct or indirect benefit:

OTHER RELEVANT INFORMATION

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Appendix 4

QUARTERLY SECURITIES TRANSACTIONS REPORT
For the Quarter Ended _________________

        Reportable securities transactions are all securities transactions of access persons of Broadview Advisors, LLC, regardless of the size of the securities holdings; except that such holdings shall not include shares of registered open-end investment companies (mutual funds and variable annuities) other than investment companies that are advisory clients and exchange-traded funds (ETFs), securities issued as direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, and various money market instruments (e.g. conventional repurchase agreements, U.S. government agency obligations, obligations issued or guaranteed by foreign governments) maturing within 397 calendar days from the date of purchase. In addition, exempt transactions, as described in Section III of the Amended and Restated Code of Ethics, and interests in independently managed retirement plans need not be reported.

        I [check one] _____ had _____ had no reportable securities transactions during the above quarter. Please describe all reportable securities transactions on the following page. Copies of individual confirmations or monthly or quarterly broker statements may be attached to a signed report in lieu of setting forth the information required on the following page. Use additional copies of this form if necessary.

        This report must be filed not later than 30 days after the end of the quarter. This report must cover all reportable securities in all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-Adviser accounts that you manage or with respect to which you give investment or voting advice.

        In addition, for any account established by you in which securities were held for your direct or indirect benefit during the above quarter, describe those accounts where indicated on the following page.

        To the best of my knowledge and belief, the answers set out in this Report are true and correct.

Printed Name:	________________________________
Signature:	________________________________
Date:	________________________________

The undersigned, ____________________, in my capacity as the Adviser’s Chief Compliance Officer (or his/her designee) hereby certify the receipt of this Quarterly Securities Transactions Report on this ____ day of _____________, 20___.

_____________________________________________ Chief Compliance Officer (or his/her designee)

REPORTABLE SECURITIES TRANSACTIONS

1.	Date of transaction: ________________________________________________

2.	Name of the issuer and dollar amount or number of securities of the issuer purchased or sold:

3.	Nature of the transaction (e.g., purchase, sale, or other type of acquisition or disposition):

4.	Price at which the transaction was effected: _____________________________________________

5.	Name of broker-dealer, or bank through whom the transaction was effected:

REPORTABLE SECURITIES ACCOUNTS

1.	Name of broker-dealer, or bank through whom the account was established:

2.	Date on which the account was established:

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Appendix 5

PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

Personal Trading Request (to be completed prior to any personal trade)

1.	Name: ___________________________________________________

2.	Position: ___________________________________________________

3.	Date of proposed transaction: ___________________________________________________

4.	Name of the issuer, dollar amount and number of securities proposed to be purchased or sold:

5.	Nature of the transaction (purchase or sale): ___________________________________________________

6.	Broker, dealer, or bank through which the transaction is to be executed: ___________________________________________________

7.	Are you or is a member of your immediate family an officer or director of the issuer of the securities or an affiliate of the issuer? ____ Yes ____ No

If yes, please describe: ___________________________________________________

8.	Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities: ___________________________________________________

9.	Are you aware of any material non-public information (insider information) regarding the security or the issuer? ____ Yes ____ No

10.	Does this transaction involve a private placement? ____ Yes ____ No

11.	Is the security being purchased part of an initial public offering? ____ Yes ____ No

12.	Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship between the proposed transaction and any securities held or acquired by clients of the Adviser that may be relevant to a determination as to the existence of a potential conflict of interest? ____ Yes ____ No

13.	Do you want an executed copy of this request for your files? ____ Yes ____ No

To the best of my knowledge and belief, the answers provided above are true and correct.

Signature:	______________________________________
Date:	______________________________________

Approval or Denial of Personal Trading Request
[to be completed by the Chief Compliance Officer or his/her Designee]

______	Approved. The proposed transaction appears to be consistent with the policies described in the Amended and Restated Code of Ethics (the “Code of Ethics”). Pre-clearance is granted from and including:

_______________________ through_____________________

______	Denied. The proposed transaction does not appear to be consistent with the policies described in the Code of Ethics and/or the conditions necessary for approval of the proposed transaction have not been satisfied. Pre-clearance is denied.

Signature:	______________________________________
Printed Name:	______________________________________
Title:	______________________________________
Date:	______________________________________

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